Exhibit 31.3
Each of Jill D. Smith, Chief Executive Officer and President, and Yancey L. Spruill, Executive Vice President and Chief Financial Officer, DigitalGlobe, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1)
the Annual Report on Form 10-K for the year ended December 31, 2009 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2)
the information contained in the Annual Report on Form 10-K for the year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of DigitalGlobe, Inc.

Date: February 24, 2010

/s/ Jill D. Smith

Jill L. Smith
President, Chief Executive Officer and Chairman of the Board

/s/ Yancey L. Spruill

Yancey L. Spruill
Executive Vice President, Chief Financial Officer and Treasurer
A signed original of this certification has been provided to DigitalGlobe, Inc. and will be retained by DigitalGlobe, Inc. and furnished to the Securities and Exchange Commission upon request.